Exhibit 99.1

Mobileye Releases Preliminary FY2023 Financial Results and Initial 2024 Outlook

JERUSALEM – January 4, 2023 – Mobileye Global Inc. (Nasdaq: MBLY) (“Mobileye”) today releases preliminary FY2023 results and a preliminary financial outlook for FY2024.

FY2023 and Q4 2023 Preliminary Financial Results

The table below sets forth preliminary estimated financial results for our fourth quarter and full year of 2023. We have not yet finalized our financial results for the fourth quarter and our actual results could differ from those set forth below as we complete our financial close and our auditors complete their audit.

Our preliminary results reflect revenue consistent with the guidance provided on October 26, 2023 and Operating Income (Loss) and Adjusted Operating Income that are moderately better than expected.

	Preliminary Results Full Year 2023		Previous Guidance Full Year 2023
U.S. dollars in millions	Low	High	Low	High
Revenue	$2,076	$2,080	$2,065	$2,090
Operating Loss	$(39)	$(33)	$(79)	$(62)
Amortization of acquired intangible assets	$474	$474	$474	$474
Share-based compensation expense	$252	$252	$253	$253
Adjusted Operating Income	$687	$693	$648	$665

	Preliminary Results Q4 2023		Previous Implied Guidance Q4 2023
U.S. dollars in millions	Low	High	Low	High
Revenue	$634	$638	$623	$648
Operating Income	$67	$73	$27	$44
Amortization of acquired intangible assets	$112	$112	$112	$112
Share-based compensation expense	$62	$62	$63	$63
Adjusted Operating Income	$241	$247	$202	$219

FY2024 Preliminary Financial Outlook

As a result of our standard planning process for the upcoming year, including discussions with our Tier 1 customers to determine potential orders for 2024, we have become aware of excess inventory at our customers, which we believe to be 6-7 million units of EyeQ® SoCs. Based on our discussions, we understand that much of this excess inventory reflects decisions by Tier 1 customers to build inventory in the Basic ADAS category due to supply chain constraints in 2021 and 2022 and a desire to avoid part shortages, as well as lower than-expected production at certain OEM’s during 2023. As supply chain concerns have eased, we expect that our customers will use the vast majority of this excess inventory in the first quarter of the year. As a result, we expect that first quarter 2024 revenue will be significantly below first quarter 2023 revenues and that we will see revenue normalized during the remainder of 2024.

In FY2024 we expect total revenue in the range of $1,830 - $1,960 million. This is underpinned by expected EyeQ® shipments of 31 – 33 million units (as compared to approximately 37m units in 2023) and SuperVision shipments of 175k – 195k units (as compared to approximately 100k units in 2023).

We currently expect Q1 revenue to be down approximately 50%, as compared to the $458 million revenue generated in the first quarter of 2023. We also currently believe that revenue over the balance of the year will be impacted by inventory drawdowns to a much lesser extent. As a result, we expect revenue for Q2 through Q4 2024 on a combined basis to be roughly flat to up mid single-digits as compared to the same period in 2023, and we expect inventory at our customers to be at normal levels by the end of 2024.

We anticipate that the lower-than-expected volumes in the EyeQ® SoC business will have a temporary impact on our profitability. Similar to revenue, we expect Q1 profit levels to be significantly below the subsequent quarters. We expect Q1 2024 Operating Loss to be in the range of $257 to $242 million. Excluding amortization of intangible assets and stock-based compensation, we expect Adjusted Operating Loss in the range of $80 to $65 million in the first quarter of 2023.

We expect FY2024 Operating Loss to be in the range of $468 to $378 million. We expect Adjusted Operating Income in the range of $270 to $360 million.

	FY 2024 Outlook
U.S. dollars in millions	Low	High
Revenue	$1,830	$1,960
Operating Loss	$(468)	$(378)
Amortization of acquired intangible assets	$444	$444
Share-based compensation expense	$294	$294
Adjusted Operating Income	$270	$360

Please see the risks and assumptions referred to in the Forward-Looking Statements section of this release.

CES presentation and webcast January 9th, 2024

Mobileye will host a live and webcasted presentation by our CEO, Professor Amnon Shashua, at CES 2024 in Las Vegas on January 9th, 2024 at 11:00 a.m. PT (2:00 p.m. ET). During this presentation we will provide updates to our technology roadmap as well as discuss the significant traction for our advanced product portfolio that we achieved in 2023. The presentation will be accessible live via a webcast on Mobileye’s investor relations site, which can be found at ir.mobileye.com, and a replay of the webcast will be made available shortly after the event’s conclusion.

Forward-Looking Statements

Mobileye’s business outlook, guidance and other statements in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including Mobileye’s 2024 preliminary financial outlook and full-year and fourth quarter 2023 preliminary financial results, projected future revenue and descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” or the negative of these terms, and other similar expressions, although not all forward-looking statements contain these words. We base these forward-looking statements or projections, including Mobileye’s full-year guidance, on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. You should understand that these statements are not guarantees of performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although we believe that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements and projections.

Important factors that may materially affect such forward-looking statements and projections include the following: our preliminary financial outlook and results are not yet finalized and could differ from those set forth above and are subject to the completion of its financial closing procedures and any adjustments arising from the audit of its 2023 financial results; future business, social and environmental performance, goals and measures; our anticipated growth prospects and trends in markets and industries relevant to our business; business and investment plans; expectations about our ability to maintain or enhance our leadership position in the markets in which we participate; future consumer demand and behavior, including expectations about excess inventory utilization by customers; future products and technology, and the expected availability and benefits of such products and technology; development of regulatory frameworks for current and future technology; projected cost and pricing trends; future production capacity and product supply; potential future benefits and competitive advantages associated with our technologies and architecture and the data we have accumulated; the future purchase, use and availability of products, components and services supplied by third parties, including third-party IP and manufacturing services; uncertain events or assumptions, including statements relating to our estimated vehicle production and market opportunity, potential production volumes associated with design wins and other characterizations of future events or circumstances; future responses to and effects of the COVID-19 pandemic; adverse conditions in Israel, including as a result of war and geopolitical conflict, which may affect our operations and may limit our ability to produce and sell our solutions; any disruption in our operations by the obligations of our personnel to perform military service as a result of current or future military actions involving Israel; availability, uses, sufficiency and cost of capital and capital resources, including expected returns to stockholders such as dividends, and the expected timing of future dividends; tax- and accounting-related expectations.

The estimates included herein are based on projections of future production volumes that were provided by our current and prospective OEMs at the time of sourcing the design wins for the models related to those design wins. For the purpose of these estimates, we estimated sales prices based on our management’s estimates for the applicable product bundles and periods. Achieving design wins is not a guarantee of revenue, and our sales may not correlate with the achievement of additional design wins. Moreover, our pricing estimates are made at the time of a request for quotation by an OEM (in the case of estimates related to contracted customers), so that worsening market or other conditions between the time of a request for quotation and an order for our solutions may require us to sell our solutions for a lower price than we initial expected. These estimates may deviate from actual production volumes and sale prices (which may be higher or lower than the estimates) and the amounts included for prospective but uncontracted production volumes may never be achieved. Accordingly, these estimations are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections.

Detailed information regarding these and other factors that could affect Mobileye’s business and results is included in Mobileye’s SEC filings, including the company’s Annual Report on Form 10-K for the year ended December 31, 2022, particularly in the section entitled “Item 1A. Risk Factors”. Copies of these filings may be obtained by visiting our Investor Relations website at ir.mobileye.com or the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

This press release contains Adjusted Operating Income, which is a non-GAAP financial measure not presented in accordance with GAAP and is calculated as Operating Loss less (i) Amortization charges related to intangible assets consisting of developed technology, customer relationships, and brands as a result of Intel’s acquisition of Mobileye in 2017 and the acquisition of Moovit in 2020 and (ii) Share-based compensation expense. We use this non-GAAP financial measure to make strategic decisions, establish business plans and forecasts, identify trends affecting our business, and evaluate performance. For example, we use this non-GAAP financial measure to assess our pricing and sourcing strategy, in the preparation of our annual operating budget, and as a measure of our operating performance. We believe that this non-GAAP financial measure may be helpful to investors because it allows for greater transparency into what measures our management uses in operating our business and measuring our performance, and enables comparison of financial trends and results between periods where items may vary independent of business performance. This non-GAAP financial measure is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation of Adjusted Operating Income to the most directly comparable financial measure presented in accordance with GAAP is provided above. Investors are encouraged to review the related GAAP financial measure and the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.